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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                            --------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 18, 1997


                              JUST LIKE HOME, INC.


             (Exact name of registrant as specified in its charter)


                   Florida
 (State or other jurisdiction of incorporation)            (Commission File No.)


                             3647 Cortez Road West
                            Bradenton, Florida 34210
                    (Address of principal executive office)


       Registrant's telephone number, including area code: (941) 756-2555


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ITEM 5.  OTHER EVENTS

         As previously reported, February 13, 1997, Just Like Home, Inc. ("Registrant"), Just Like Home Acquisition Corporation, a Florida corporation ("Acquisition") which is a wholly owned subsidiary of Registrant, and Community Assisted Living Centers, Inc., a Florida corporation ("Community"), entered into an Agreement and Plan of Merger ("Merger Agreement") dated February 13, 1997 pursuant to which Community will merge with and into Acquisition (the "Merger"), and whereby Acquisition will be the surviving corporation and remain a wholly-owned subsidiary of the Registrant, subject to the terms and conditions of the Merger Agreement.

         On March 14, 1997, Registrant, Acquisition and Community entered into an amendment to the Merger Agreement, whereby the parties will have until March 31, 1997 to close the Merger anticipated by the Merger Agreement. The
Amendment to the Merger Agreement also provided that as of Monday, March 17, 1997, Community took operational
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control of Registrant. Community will use its best efforts in operating the business and will make such changes as it deems necessary after consultation and approval of Registrant. In addition, Community has agreed to fund the operational needs of Registrant based upon Community's reasonable determination of the cash needs of the Registrant business between March 17, 1997 and the closing (excluding any capital expenditures or real estate taxes that may come due during that period).

         The Amendment to the Merger Agreement also extend Community's due diligence period until March 31, 1997.

The Merger

         If the Merger is completed, each share in Community will be exchanged for one and one-half shares of JLH. The number of shares JLH will issue are 1,646,250.

         The consummation of the merger is conditioned upon the satisfaction of various conditions precedent contained in the Merger Agreement including Community successfully completing its due diligence investigation of Registrant.

Operations After Merger

         If the merger conditions are satisfied, Community will be merged into Acquisition and Acquisition will be the surviving corporation and will remain a wholly-owned subsidiary of Registrant. Effective upon the consummation of merger, the Board of Directors of Registrant will consist of seven members. Three members of the newly constituted board will be from Registrant's existing board, and the remaining four shall be designees of Community.

         In addition, the following will be officers of Registrant after the merger:


              Richard T. Conard              Co-Chairman
              Ronald Braun                   Co-Chairman
              John F. Robenalt               President & CEO
              Michael Monahan                Chief Financial Officer
              Elizabeth A. Conard            President, JLH subsidiary & Just
                                                               Like Family, Inc.
              Victoria Partin                Vice President, Operations
              Vancene F. Robenalt            Vice President, Construction
              Thomas B. Luzier               Vice President, Acquisition &
                                                               Development

         Other than Dr. and Mrs. Conard, all persons listed are presently officers of Community.

 Certain Information About Community

         Community is a Nokomis, Florida based corporation which was organized in March 1996 to engage in the business of acquiring, developing, managing and operating assisted living facilities. Until March 14, 1997, Community operated a 68 unit facility in Bradenton, Florida, under a management agreement with the facility's owner, a national provider of sub-acute, long term care services. Community has four new facilities in various stages of


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development.  Community has said that it would review its own facility development schedules if the merger with JLH is completed.

          As previously announced, the Merger Agreement provides that the officers of Community will become officers of JLH at the time the merger is completed as follows:


              Ronald Braun                 Co-Chairman
              John F. Robenalt             President & CEO
              Michael Monahan              Chief Financial Officer
              Victoria Partin              Vice President, Operations
              Vancene F. Robenalt          Vice President, Construction
              Thomas B. Luzier             Vice President, Acquisition &
                                                                 Development


         The qualifications of Community's management team are summarized as follows:

         Ron Braun is an investment banker with Piper Jaffray Inc., where he specializes in health care finance with an emphasis on long term care projects for not-for-profit and proprietary clients. Prior to joining Piper Jaffray, Mr. Braun was a corporate Vice President of A.G. Edwards & Sons, Inc. for approximately eight years, where he concentrated primarily in the long term care sector of the health care industry. Prior to that period, he spent over seven years in health care administration as a Vice President of a 332 bed hospital. Mr. Braun is a graduate of Harris Stowe College, and attended graduate school at the University of Missouri - Columbia.

         During his investment banking career, Mr. Braun has financed several billion dollars in health care related projects that include both fixed and variable rate, rated (both corporate credit and asset-backed), credit enhanced utilizing international and domestic bank Letters of Credit, bond insurance and FHA, and non-rated bonds. Some of Mr. Braun's achievements include representing the only long term care organization to receive an investment grade rating from Moody's Investor Service, as well as structuring both the first financing for a stand alone retirement facility and the first asset-backed pooled financing to receive an investment grade rating from Standard & Poors Corporation's Structured Finance Group.

         John Robenalt has been actively involved in the long term health care industry for more than a decade. Prior to the founding of Community, Mr. Robenalt's primary focus was on the ownership of long term health care facilities which he has cultivated through various vehicles, the primary one being Century Health Care Investors, Inc.

         Since 1991, Mr. Robenalt has served as a member of the board of directors of Mariner Health Group, Inc., which specializes in the provision of
medical and nursing care primarily to sub-acute patients.   Mr. Robenalt has
been a Mariner Board member through at least one round of venture equity financing, an initial public offering, a follow-on secondary public offering, and a $150 million debt offering. Mr. Robenalt is a member of the Board's Audit and Compensation Committees, as well as the Chairman of its Compensation Committee.

         From 1982 to 1991, Mr. Robenalt served at various times as Vice President, Outside Counsel and Corporate Secretary for Health Care REIT, Inc. (the "REIT"), the first publicly held real estate investment trust to specialize in long term care investment. From 1989 until 1991, Mr. Robenalt was responsible for all investments in long term care by the REIT including investment in nursing homes, retirement facilities, rehabilitation hospitals and assisted living facilities.


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         A practicing member of the Ohio (admitted 1979) and Florida (admitted
1980) bars, Mr. Robenalt received both his Bachelors and Juris Doctor degrees from Ohio Northern University. He has served as an Assistant Attorney General for the States of Ohio (1981) and Florida (1982), and as a Prosecutor for the City of Lima, Ohio (1979-1981). Mr. Robenalt entered private practice with the law firm of Robenalt, Daley, Balyeat & Balyeat in 1979.

         Michael W. Monahan recently left public practice as a partner in one of Florida's largest CPA firms to join Community. In addition to being a CPA, Mr. Monahan is also a Certified Fraud Examiner. He has 20 years experience in a variety of accounting disciplines including auditing (the focus of which was on the health care and construction industries), property management, private placements, business sales and acquisitions, and consulting for cost controls and fraud prevention.

         Prior to joining Community, Vicki Partin was the Health Care Administrator of Freedom Plaza in Sun City Center, Florida. Freedom Plaza's expansive campus includes 348 congregate care apartments, as well as a 40 bed assisted living unit, and a 42 bed skilled nursing facility. Ms. Partin is a licensed nursing home and assisted living facility administrator, and possesses an extensive background in both industries. From 1993 to 1994, Ms. Partin was the Director of Operations for Just Like Home, Inc. From 1990 to 1993, Ms. Partin served as the administrator of Sarasota Health Care Center, a 120 bed skilled nursing facility located in Sarasota, Florida. Ms. Partin's other administrative assignments have included positions at long term care facilities ranging in size from 120 to 180 beds, in addition to involvement earlier in her career as the Director of Nursing in the start-up of a Florida long term care facility.

         Vancene Robenalt holds a Masters of Science degree in Environmental Design from Pratt Institute in New York City, and is a graduate of the Newcomb College for Women of Tulane University. Mrs. Robenalt was employed by Keiffer Construction Company in Ohio from 1975 until 1979, where she oversaw and supervised numerous construction projects. From 1979 until 1991, Mrs. Robenalt owned and operated several businesses, including a motel and a mobile home park. Since 1987, Mrs. Robenalt has designed, built and renovated several private homes and commercial spaces.

         Prior to his involvement with Community, Thomas Luzier was an associate attorney with the law firm of Robenalt & Robenalt, where he concentrated on the representation of institutional health care providers in all phases of complex transactional matters, including the acquisition, sale
and financing of long term health care facilities.   Mr. Luzier completed his
undergraduate studies at Emory University, and received his law degree from the Cumberland School of Law. A practicing member of The Florida Bar since 1991, Mr. Luzier is also a member of the American and Sarasota County Bar
Associations.   Mr. Luzier serves as an officer of several long term health care providers, and is a member of the board of directors of Vantage Real Property Holding Corporation, a real property investment venture based in Sarasota County.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

         (c)   The following documents are filed herewith as exhibits:

                 1.1      Press Release

                 1.2      Amendment to Merger Agreement







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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JUST LIKE HOME, INC.






                                        /s/  Richard T. Conard
                                        ---------------------------------------
                                        Name:   Richard T. Conard, M.D.
                                        Title:  Chairman of the Board




Dated:  March 18, 1997